Exhibit B

As of March 1, 2005 there are Fifteen Million Four Hundred Fourteen Thousand One Hundred Seventeen (15,414,117) shares of common stock outstanding, and no shares of preferred stock have been issued. Additionally, there are outstanding: 1) Purchase warrants for One Million Thirty Six Thousand Three Hundred Eighty Nine (1,036,389) common shares exercisable at Forty Five cents ($0.45) on or before September 19, 2005, 2) Options for 20,000 common shares exercisable at Twenty Nine cents ($0.29) on or before March 3, 2014, and 3) Options for 300,000 shares exercisable at Twenty Two cents ($0.22) on or before December 31, 2014. On a fully diluted basis, the common shares outstanding are Sixteen Million Eight Hundred Thousand Five Hundred and Six (16,770,506).